                                                                 EXHIBIT (21)(a)

                   SUBSIDIARIES OF MORTON INTERNATIONAL, INC.

    The following is a list of the subsidiaries of the Company as of June 30, 1997. Other subsidiaries, which considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.

    The consolidated financial statements reflect the operations of all subsidiaries as they existed on June 30, 1997, except for certain primarily inactive subsidiaries not considered significant as defined in Regulation S-X, Rule 1.02(v).

                                                                STATE OR OTHER
                                                                JURISDICTION OF
                                                                INCORPORATION OR
NAME OF SUBSIDIARY                                              ORGANIZATION
------------------------------------------------------------    ----------------

Bee Chemical Company........................................    Illinois

CVD Incorporated............................................    Delaware

The Canadian Salt Company Limited...........................    Canada

Compagnie des Salins du Midi et des Salines de l'Est........    France

Inagua Transports, Incorporated.............................    Liberia

Morton Bahamas Limited......................................    Bahamas

    Inagua General Store, Limited...........................    Bahamas

Morton International B.V....................................    The Netherlands

Morton International Co., Ltd...............................    Japan

Morton International G.m.b.H................................    Germany

    IRO Chemie Verwaltungsgesellschaft m.b.H................    Germany

Morton International Limited................................    England

Morton International, Ltd...................................    Canada

Morton International, Ltd...................................    Japan

Morton International S.A....................................    France

    Morton S.A..............................................    France

Morton International, S.A. de C.V...........................    Mexico

Morton International S.p.A..................................    Italy

Morton Yokohama, Inc........................................    Delaware
    (50% owned by Morton International, Inc.)

N.V. Morton International S.A...............................    Belgium

Nippon-Bee Chemical Co. Ltd.................................    Japan
    (50% owned by Bee Chemical Company)

Pulverlac S.p.A.............................................    Italy

    (90% owned by Morton International, Inc.)

Toray Thiokol Company, Ltd..................................    Japan
    (5% owned by Morton International, Inc.)

Toyo-Morton, Limited........................................    Japan
    (50% owned by Morton International, Inc.)

                                      S-2